Exhibit 23(d)

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors

United Dominion Realty Trust, Inc.:

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports
(a) dated May 12, 1994, with respect to the Statement of Rental Operations of The Shire Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994 (b) dated May 13, 1994, with respect to the Statement of Rental Operations of Lakewood Place Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994 (c) dated May 24, 1994, with respect to the Statement of Rental Operations of River Place Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994 (d) dated May 24, 1994, with respect to the Statement of Rental Operations of Lakeside North Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994 (e) dated June 24, 1994, with respect to the Statement of Rental operations of Walnut Creek Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated July 28, 1994 in the Shelf Registration Statement (Form S-3) and related Prospectus of United Dominion Realty Trust, Inc. for the Registration of $400,000,000 of Debt Securities, Preferred Stock or Common Stock.

L. P. Martin & Company, P.C.

Certified Public Accountants

August 17, 1994